Exhibit 99.1
News
Release

Date:	February 24, 2021

For Release:	Immediately

Contact:	Neal Kirby (Media) (504) 576-4238 nkirby@entergy.com	David Borde (Investor Relations) (504) 576-5668 dborde@entergy.com

Entergy Reports 2020 Financial Results, Initiates 2021 Earnings Guidance
2020 results in top half of guidance range

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported fourth quarter 2020 earnings per share of $1.93 on an as-reported basis and 71 cents on an adjusted basis (non-GAAP). For the full year, the company reported 2020 earnings per share of $6.90 on an as-reported basis and $5.66 on an adjusted basis.

“We are reporting strong results for another very successful year. Our adjusted earnings per share were in the top half of our guidance range as we exceeded our $100 million cost savings target for the year,” said Entergy Chairman and Chief Executive Officer Leo Denault. “We’ve built a culture of resiliency, and we couldn’t be prouder of our employees who successfully delivered on our commitments in the face of extraordinary challenges. Our strong 2020 results reinforce our confidence in our continued success in the future.”

Business highlights included the following:
•Montgomery County Power Station was placed in service on January 1, 2021, ahead of schedule.
•The 20 MW New Orleans Solar Station was placed in service.
•Entergy Louisiana completed the purchase of the Washington Parish Energy Center.

Table of Contents Page
News Release 1
Appendices 8
A: Consolidated Results and Adjustments 9
B: Earnings Variance Analysis 13
C: Utility Financial and Operating Measures 16
D: EWC Financial and Operating Measures 17
E: Consolidated Financial Measures 18
F: Definitions and Abbreviations and Acronyms 19
G: Other GAAP to Non-GAAP Reconciliations 22
Financial Statements 25
•The NRC approved the license transfer of Indian Point to Holtec.
•Edison Electric Institute awarded five emergency response awards to Entergy.
•Entergy was named to one of the Dow Jones Sustainability Indices for the 19th consecutive year.
•Entergy raised its dividend for the sixth consecutive year.

Consolidated Earnings (GAAP and Non-GAAP Measures)
Fourth Quarter and Full Year 2020 vs. 2019 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	Fourth Quarter			Full Year
	2020	2019	Change	2020	2019	Change
(After-tax, $ in millions)
As-reported earnings	388	385	3	1,388	1,241	147
Less adjustments	246	248	(1)	250	177	73
Adjusted earnings (non-GAAP)	142	137	4	1,138	1,064	74
Estimated weather in billed sales	(22)	45	(66)	(75)	46	(120)

(After-tax, per share in $)
As-reported earnings	1.93	1.92	0.01	6.90	6.30	0.60
Less adjustments	1.22	1.24	(0.02)	1.24	0.90	0.34
Adjusted earnings (non-GAAP)	0.71	0.68	0.03	5.66	5.40	0.26
Estimated weather in billed sales	(0.11)	0.22	(0.33)	(0.37)	0.23	(0.60)

Calculations may differ due to rounding

Consolidated Results

For fourth quarter 2020, the company reported earnings of $388 million, or $1.93 per share, on an as-reported basis, and earnings of $142 million, or 71 cents per share, on an adjusted basis. This compared to fourth quarter 2019 earnings of $385 million, or $1.92 per share, on an as-reported basis, and earnings of $137 million, or 68 cents per share, on an adjusted basis.

For full year 2020, the company reported earnings of $1,388 million, or $6.90 per share, on an as-reported basis, and earnings of $1,138 million, or $5.66 per share, on an adjusted basis. This compared to 2019 earnings of $1,241 million, or $6.30 per share, on an as-reported basis, and earnings of $1,064 million, or $5.40 per share, on an adjusted basis.

Summary discussions of full year results by business are below. Additional details, including information on OCF by business, are provided in Appendix A. An analysis of quarterly and full year variances by business is provided in Appendix B.

Full Year Business Segment Results

Utility

For full year 2020, the Utility business reported earnings attributable to Entergy Corporation of $1,800 million, or $8.95 per share, on an as-reported basis, and earnings of $1,424 million, or $7.08 per share, on an adjusted basis. This compared to full year 2019 earnings of $1,411 million, or $7.16 per share, on an as-reported basis, and $1,369 million, or $6.95 per share, on an adjusted basis. Drivers for the full year included:
•net effect of regulatory actions across the operating companies;
•lower other O&M; and
•a lower effective income tax rate, net of customer sharing (some items considered adjustments and excluded from adjusted earnings).

These drivers were partially offset by:
•lower retail sales volume, including the effects of COVID-19, weather, and storms;
•higher depreciation and interest expenses;
•lower AFUDC due to completion of major construction projects; and
•regulatory provisions at E-AR and SERI (the provision at SERI was considered an adjustment and excluded from adjusted earnings).

On a per share basis, full year 2020 results reflected higher common shares outstanding.

Appendix C contains additional details on Utility financial and operating measures.

Parent & Other

For full year 2020, Parent & Other reported a loss attributable to Entergy Corporation of $(347 million), or $(1.73) per share, on an as-reported basis, and a loss of $(286 million), or $(1.42) per share, on an adjusted basis. This compared to a full year 2019 loss of $(316 million), or $(1.60) per share, on an as-reported basis, and a loss of $(305 million), or $(1.55) per share on an adjusted basis. A primary driver for the full year was income tax expense (some items considered adjustments and excluded from adjusted earnings). This was partially offset by the timing of a charitable contribution and interest expense.

On a per share basis, full year 2020 results reflected higher common shares outstanding.

Entergy Wholesale Commodities

For full year 2020, EWC reported a loss attributable to Entergy Corporation of $(65 million), or (32) cents per share, on an as-reported basis. This compared to full year 2019 earnings attributable to Entergy Corporation of $147 million, or 74 cents per share, on an as-reported basis. Drivers for the year included:
•lower revenue primarily due to the shutdown of Indian Point 2 and Pilgrim;
•unfavorable income tax items in 2020 as compared to 2019; and
•lower gains on decommissioning trust funds.

These drivers were partially offset by:
•lower asset write-offs, impairments, and related charges as compared to a year ago; and
•lower operating expenses due to the shutdown of Indian Point 2 and Pilgrim.

On a per share basis, full year 2020 results reflected higher common shares outstanding.

Appendix D contains additional details on EWC financial and operating measures, including reconciliation for non-GAAP EWC adjusted EBITDA.

Earnings Per Share Guidance

Entergy initiated its 2021 adjusted EPS guidance range of $5.80 to $6.10. See webcast presentation for additional details.

The company has provided 2021 earnings guidance with regard to the non-GAAP measure of Entergy adjusted EPS. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described below under “Non-GAAP Financial Measures.” The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. One such adjustment will be the exclusion of EWC earnings from Entergy adjusted EPS. We currently estimate that the contribution of EWC to Entergy’s as-reported EPS will be approximately $(1.45) in 2021. These estimates are subject to substantial uncertainty due to, among other things, the potential effects of exiting the EWC business.

Earnings Teleconference

A teleconference will be held at 10:00 a.m. Central Time on Wednesday, February 24, 2021, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at www.entergy.com or by dialing 844-309-6569, conference ID 6726389, no more than 15 minutes prior to the start of the call. The webcast slide presentation is also posted to Entergy’s website concurrent with this news release, which was issued before market open on the day of the call. A replay of the teleconference will be available on Entergy’s website at www.entergy.com and by telephone. The telephone replay will be available through March 3, 2021, by dialing 855-859-2056, conference ID 6726389.

Entergy Corporation is an integrated energy company engaged in electric power production, transmission and retail distribution operations. Entergy delivers electricity to 3 million utility customers in Arkansas, Louisiana, Mississippi and Texas. Entergy owns and operates one of the cleanest large-scale U.S. power generating fleets with approximately 30,000 megawatts of electric generating capacity, including 8,000 megawatts of nuclear power. Headquartered in New Orleans, Louisiana, Entergy has annual revenues of $10 billion and 13,400 employees.

Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Chicago under the symbol “ETR.”

Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the webcast presentation. Both documents are available on Entergy’s Investor Relations website at www.entergy.com/investor_relations.

Entergy maintains a web page as part of its Investor Relations website, entitled Regulatory and Other Information, which provides investors with key updates of certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.

For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix F.

Non-GAAP Financial Measures

This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Entergy reports earnings using the non-GAAP measure of Entergy adjusted earnings, which excludes the effect of certain “adjustments,” including the removal of the Entergy Wholesale Commodities segment in light of the company’s decision to exit the merchant power business. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items. In addition to reporting GAAP consolidated earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.

Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, stockholders, analysts, and investors; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.

Other non-GAAP measures, including adjusted EBITDA; adjusted ROE; adjusted ROE, excluding affiliate preferred; adjusted ROIC; gross liquidity; net liquidity; net liquidity, including storm escrows; debt to capital, excluding securitization debt; net debt to net capital, excluding securitization debt; parent debt to total debt, excluding securitization debt; FFO to debt, excluding securitization debt; and FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC, are measures Entergy uses internally for management and board discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility, and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. In addition, other financial measures including net income (or earnings) adjusted for preferred dividends and tax-effected interest expense and FFO are included on both an adjusted and an as-reported basis. In each case, the metrics defined as “adjusted” (other than EWC’s adjusted EBITDA) exclude the effect of adjustments as defined above. EWC’s adjusted EBITDA represents EWC’s earnings before interest, taxes, and depreciation and amortization, and also excludes decommissioning expense.

These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

Cautionary Note Regarding Forward-Looking Statements

In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2021 earnings guidance; its current financial and operational outlooks; and other statements of Entergy’s plans, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust fund values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized; (h) effects of changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, or energy policies; (i) the effects of changes in commodity markets, capital markets, or economic conditions; (j) impacts from a terrorist attack, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; (k) the direct and indirect impacts of the COVID-19 pandemic on Entergy and its customers; and (l) the effects of technological change, including the costs, pace of development and commercialization of new and emerging technologies.
###

Fourth Quarter 2020 Earnings Release Appendices and Financial Statements

Appendices

A: Consolidated Results and Adjustments
B: Earnings Variance Analysis
C: Utility Financial and Operating Measures
D: EWC Financial and Operating Measures
E: Consolidated Financial Measures
F: Definitions and Abbreviations and Acronyms
G: Other GAAP to Non-GAAP Reconciliations

Financial Statements
Consolidating Balance Sheets
Consolidating Income Statements
Consolidated Cash Flow Statements

A: Consolidated Results and Adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated Earnings - Reconciliation of GAAP to Non-GAAP Measures Fourth Quarter and Full Year 2020 vs. 2019 (See Appendix A-3 and Appendix A-4 for details on adjustments)
	Fourth Quarter			Full Year
	2020	2019	Change	2020	2019	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	584	271	313	1,800	1,411	389
Parent & Other	(127)	(103)	(24)	(347)	(316)	(31)
EWC	(69)	217	(286)	(65)	147	(212)
Consolidated	388	385	3	1,388	1,241	147

Less adjustments
Utility	377	41	335	377	41	335
Parent & Other	(61)	(11)	(51)	(61)	(11)	(51)
EWC	(69)	217	(286)	(65)	147	(212)
Consolidated	246	248	(1)	250	177	73

Adjusted earnings (loss) (non-GAAP)
Utility	207	229	(22)	1,424	1,369	54
Parent & Other	(66)	(92)	26	(286)	(305)	20
EWC	-	-	-	-	-	-
Consolidated	142	137	4	1,138	1,064	74
Estimated weather in billed sales	(22)	45	(66)	(75)	46	(120)

Diluted average number of common shares outstanding (in millions)	201	201		201	197

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	2.90	1.35	1.55	8.95	7.16	1.79
Parent & Other	(0.63)	(0.51)	(0.12)	(1.73)	(1.60)	(0.13)
EWC	(0.34)	1.08	(1.42)	(0.32)	0.74	(1.06)
Consolidated	1.93	1.92	0.01	6.90	6.30	0.60

Less adjustments
Utility	1.87	0.21	1.66	1.87	0.21	1.66
Parent & Other	(0.31)	(0.05)	(0.26)	(0.31)	(0.05)	(0.26)
EWC	(0.34)	1.08	(1.42)	(0.32)	0.74	(1.06)
Consolidated	1.22	1.24	(0.02)	1.24	0.90	0.34

Adjusted earnings (loss) (non-GAAP)
Utility	1.03	1.14	(0.11)	7.08	6.95	0.13
Parent & Other	(0.32)	(0.46)	0.14	(1.42)	(1.55)	0.13
EWC	-	-	-	-	-	-
Consolidated	0.71	0.68	0.03	5.66	5.40	0.26
Estimated weather in billed sales	(0.11)	0.22	(0.33)	(0.37)	0.23	(0.60)

Calculations may differ due to rounding

(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

See Appendix B for detailed earnings variance analysis.

Appendix A-2 provides a comparative summary of OCF, by business.

Appendix A-2: Consolidated Operating Cash Flow
Fourth Quarter and Full Year 2020 vs. 2019
($ in millions)
	Fourth Quarter			Full Year
	2020	2019	Change	2020	2019	Change
Utility	(95)	677	(772)	2,276	2,974	(698)
Parent & Other	508	(21)	529	296	(237)	534
EWC	(93)	43	(136)	118	80	37
Consolidated	320	699	(379)	2,690	2,817	(127)

Calculations may differ due to rounding

OCF decreased quarter-over-quarter due primarily to non-capital storm costs, lower collections due to COVID-19, unfavorable weather, and decreased collections for fuel and purchased power cost recovery at the Utility. Higher severance and retention payments and higher nuclear refueling outage spending at EWC also contributed. Lower pension funding partially offset the quarterly decrease.

OCF decreased year-over-year due primarily to non-capital storm costs, decreased collections for fuel and purchased power cost recovery, lower collections due to COVID-19, and unfavorable weather. The decrease was partially offset by a lower amount of unprotected excess ADIT returned to customers, lower severance and retention payments at EWC, lower pension funding, and higher DOE proceeds.

For both the quarter and the full year, intercompany income tax payments contributed to the line of business variances but were immaterial at the consolidated level.

Appendix A-3 and Appendix A-4 list adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-3: Adjustments by Driver (shown as positive/(negative) impact on earnings or EPS)
Fourth Quarter and Full Year 2020 vs. 2019
	Fourth Quarter			Full Year
	2020	2019	Change	2020	2019	Change

(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
Utility
SERI regulatory liability for potential refund for rate base reduction retroactive to 2015	(25)	-	(25)	(25)	-	(25)
Income tax effect on Utility adjustment above	6	-	6	6	-	6
2014 / 2015 IRS settlement – E-LA business combination	396	-	396	396	-	396
Reversal of income tax valuation allowance	-	41	(41)	-	41	(41)
Total Utility	377	41	335	377	41	335
Parent & Other
2014 / 2015 IRS settlement – E-LA business combination	(61)	-	(61)	(61)	-	(61)
Income tax valuation allowance for interest deductibility	-	(11)	11	-	(11)	11
Total Parent & Other	(61)	(11)	(51)	(61)	(11)	(51)
EWC
Income before income taxes	30	31	(0)	42	(12)	55
Income taxes	(99)	187	(286)	(105)	161	(266)
Preferred dividend requirements	(1)	(1)	-	(2)	(2)	-
Total EWC	(69)	217	(286)	(65)	147	(212)

Total adjustments	246	248	(1)	250	177	73

(After-tax, per share in $) (b)
Utility
SERI regulatory liability for potential refund for rate base reduction retroactive to 2015	(0.09)	-	(0.09)	(0.09)	-	(0.09)
2014 / 2015 IRS settlement – E-LA business combination	1.96	-	1.96	1.96	-	1.96
Reversal of income tax valuation allowance	-	0.21	(0.21)	-	0.21	(0.21)
Total Utility	1.87	0.21	1.66	1.87	0.21	1.66
Parent & Other
2014 / 2015 IRS settlement – E-LA business combination	(0.31)	-	(0.31)	(0.31)	-	(0.31)
Income tax valuation allowance for interest deductibility	-	(0.05)	0.05	-	(0.05)	0.05
Total Parent & Other	(0.31)	(0.05)	(0.26)	(0.31)	(0.05)	(0.26)
EWC
Total EWC	(0.34)	1.08	(1.42)	(0.32)	0.74	(1.06)

Total adjustments	1.22	1.24	(0.02)	1.24	0.9	0.34

Calculations may differ due to rounding
(b)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.

Appendix A-4: Adjustments by Income Statement Line Item (shown as positive/(negative) impact on earnings)
Fourth Quarter and Full Year 2020 vs. 2019
(Pre-tax except for income taxes, preferred dividend requirements, and totals; $ in millions)
	Fourth Quarter			Full Year
	2020	2019	Change	2020	2019	Change
Utility
Other regulatory charges	(25)	-	(25)	(25)	-	(25)
Income taxes	402	41	361	402	41	361
Total Utility	377	41	335	377	41	335
Parent & Other
Income taxes	(61)	(11)	(51)	(61)	(11)	(51)
Total Parent & Other	(61)	(11)	(51)	(61)	(11)	(51)
EWC
Operating revenues	196	271	(75)	943	1,295	(352)
Fuel and fuel-related expenses	(16)	(22)	6	(67)	(98)	31
Purchased power	(18)	(10)	(8)	(68)	(59)	(9)
Nuclear refueling outage expense	(11)	(12)	2	(45)	(49)	3
Other O&M	(115)	(165)	50	(500)	(678)	178
Asset write-off and impairments	(10)	(2)	(9)	(27)	(290)	263
Decommissioning expense	(53)	(49)	(3)	(205)	(237)	32
Taxes other than income taxes	(9)	(15)	6	(53)	(60)	7
Depreciation/amortization exp.	(21)	(34)	13	(102)	(148)	46
Other income (deductions)–other	92	74	18	189	340	(152)
Interest exp. and other charges	(5)	(5)	-	(22)	(29)	7
Income taxes	(99)	187	(286)	(105)	161	(266)
Preferred dividend requirements	(1)	(1)	-	(2)	(2)	-
Total EWC	(69)	217	(286)	(65)	147	(212)

Total adjustments	246	248	(1)	250	177	73

Calculations may differ due to rounding

B: Earnings Variance Analysis
Appendix B-1 and Appendix B-2 provide details of current quarter and full year 2020 versus 2019 as-reported and adjusted earnings variance analysis for Utility, Parent & Other, and EWC.

Appendix B-1: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Fourth Quarter 2020 vs. 2019
(After-tax, per share in $)
	Utility			Parent & Other		EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted	As- Reported		As- Reported	Adjusted
2019 earnings (loss)	1.35	1.14		(0.51)	(0.46)	1.08		1.92	0.68
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	(0.20)	(0.11)	(e)	-	-	(0.31)	(f)	(0.51)	(0.11)
Nuclear refueling outage expense	0.02	0.02		-	-	0.01		0.03	0.02
Other O&M	(0.10)	(0.10)	(g)	0.01	0.01	0.20	(h)	0.11	(0.09)
Asset write-offs and impairments	-	-		-	-	(0.03)		(0.03)	-
Decommissioning expense	(0.01)	(0.01)		-	-	(0.01)		(0.02)	(0.01)
Taxes other than income taxes	(0.01)	(0.01)		-	-	0.02		0.01	(0.01)
Depreciation/amortization exp.	(0.15)	(0.15)	(i)	-	-	0.05	(j)	(0.10)	(0.15)
Other income (deductions)–other	0.07	0.07	(k)	0.09	0.09	0.07	(m)	0.23	0.16
Interest exp. and other charges	(0.04)	(0.04)		0.02	0.02	-		(0.02)	(0.02)
Income taxes–other	1.98	0.23	(k)	(0.24)	0.02	(1.42)	(p)	0.32	0.25
Preferred dividend requirements	-	-		-	-	-		-	-
Share effect	(0.01)	(0.01)		-	-	-		(0.01)	(0.01)
2020 earnings (loss)	2.90	1.03		(0.63)	(0.32)	(0.34)		1.93	0.71

h

Appendix B-2: As-Reported and Adjusted Earnings Variance Analysis (c), (d)
Full Year 2020 vs. 2019
(After-tax, per share in $)
	Utility			Parent & Other			EWC		Consolidated
	As-Reported	Adjusted		As-Reported	Adjusted		As- Reported		As- Reported	Adjusted
2019 earnings (loss)	7.16	6.95		(1.60)	(1.55)		0.74		6.30	5.40
Operating revenue less: Fuel, fuel-related expenses and gas purchased for resale, Purchased power, and Regulatory charges (credits)	0.31	0.40	(e)	-	-		(1.32)	(f)	(1.01)	0.40
Nuclear refueling outage expense	0.07	0.07	(q)	-	-		0.01		0.08	0.07
Other O&M	0.30	0.30	(g)	0.03	0.03		0.71	(h)	1.04	0.33
Asset write-offs and impairments	-	-		-	-		1.06	(r)	1.06	-
Decommissioning expense	(0.04)	(0.04)		-	-		0.12	(s)	0.08	(0.04)
Taxes other than income taxes	(0.06)	(0.06)	(t)	-	-		0.03		(0.03)	(0.06)
Depreciation/amortization exp.	(0.68)	(0.68)	(i)	-	-		0.19	(j)	(0.49)	(0.68)
Other income (deductions)–other	(0.09)	(0.09)	(k)	0.15	0.15	(l)	(0.61)	(m)	(0.55)	0.06
Interest exp. and other charges	(0.22)	(0.22)	(u)	0.03	0.03		0.03		(0.16)	(0.19)
Income taxes–other	2.40	0.65	(n)	(0.37)	(0.11)	(o)	(1.29)	(p)	0.74	0.54
Preferred dividend requirements	(0.01)	(0.01)		-	-		-		(0.01)	(0.01)
Share effect	(0.19)	(0.19)	(v)	0.03	0.03		0.01		(0.15)	(0.16)
2020 earnings (loss)	8.95	7.08		(1.73)	(1.42)		(0.32)		6.90	5.66

Calculations may differ due to rounding
(c)Utility operating revenue / regulatory charges, Utility other O&M, and Utility income taxes-other exclude $13 million, $- million, and $13 million respectively in fourth quarter 2020 and $52 million, $3 million, and $55 million respectively in fourth quarter 2019 for the return of unprotected excess ADIT to customers (net effect is neutral to earnings). On a full year basis, Utility operating revenue / regulatory charges, Utility other O&M, and Utility income taxes-other exclude $74 million, $- million, and $74 million respectively in 2020 and $268 million, $6 million, and $274 million respectively in 2019 (net effect is neutral to earnings).
(d)EPS effect is calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period; income taxes–other represents income tax differences other than the tax effect of individual line items.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power; and regulatory charges (credits) variance analysis 2020 vs. 2019 ($ EPS)
	4Q	FY
Volume/weather	(0.07)	(0.61)
Retail electric price	0.3	1.39
Reg. provision at E-AR in 4Q20	(0.16)	(0.16)
Reg. provision at E-AR in 1Q19	-	0.05
Reg. provision at SERI (classified as an adjustment)	(0.09)	(0.09)
Reg. liability for tax sharing	(0.12)	(0.22)
Other	(0.06)	(0.05)
Total	(0.20)	0.31

(e)The fourth quarter and full year earnings variances were primarily driven by E-AR’s FRP; E-LA’s FRP, including recovery of LCPS; E-MS’s FRP, vegetation rider, and recovery of Choctaw; and E-TX’s TCRF and DCRF. The variance also reflected three regulatory charges: first, a regulatory provision for E-AR’s FRP to account for the December 2020 APSC order; second, a regulatory liability for tax sharing with E-LA customers (partially offsets the hurricanes Katrina and Rita Act 55 income tax item discussed in footnote n); and third, a regulatory provision for a potential refund to reflect lower rate base retroactive to 2015 at SERI (classified as an adjustment). The variances also reflected lower volume/weather, including the effects of COVID-19 and hurricanes, as well as E-NO’s rate case. The full year variance also reflected recovery of the J. Wayne Leonard Power Station, a first quarter 2019 regulatory reserve at E-AR, and a regulatory liability for tax sharing with E-LA customers (partially offsets the Hurricane Isaac Act 55 income tax item discussed in footnote n).
(f)The fourth quarter and full year earnings decreases were due largely to lower revenues from the shutdown of Indian Point 2 in April 2020. The full year variance also reflected lower revenues from the shutdown of Pilgrim in May 2019.
(g)The fourth quarter earnings decrease from higher Utility other O&M was due primarily to higher non-nuclear generation expenses related to timing and scope of outages and plant costs for LCPS and Choctaw, and higher transmission costs, partially offset by lower compensation and benefits costs and a write-off of scrubbers at White Bluff in 2019. In addition to the items mentioned above, the full year earnings increase was due primarily to lower nuclear generation expenses, lower contract costs related to new customer initiatives, lower non-nuclear generation expenses, higher nuclear insurance refunds, and a decrease in loss provisions. These were partially offset by higher compensation and benefits costs, primarily pension.
(h)The fourth quarter and full year earnings increases from lower EWC other O&M were due largely to the shutdown of Indian Point 2 in April 2020. The full year variance also reflected the shutdown of Pilgrim in May 2019, as well as a decrease in severance and retention expense.
(i)The fourth quarter and full year earnings decreases from higher Utility depreciation expense were due primarily to higher plant in service, including LCPS and Choctaw. The full year variance also reflected the J. Wayne Leonard Power Station being placed in service in second quarter 2019, as well as higher depreciation rates at E-MS.
(j)The fourth quarter and full year earnings increases from lower EWC depreciation expense were due primarily to the shutdown of Indian Point 2 in April 2020. The full year variance also reflected the shutdown of Pilgrim in May 2019.
(k)The fourth quarter earnings increase from higher Utility other income (deductions)–other was due largely to changes in decommissioning trust fund returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral). The full year earnings decrease from lower Utility other income (deductions)–other was due primarily to lower AFUDC as a result of lower construction work in progress in 2020 and higher non-service pension and OPEB costs, partially offset by changes in decommissioning trust fund returns (based on regulatory treatment, decommissioning-related variances are largely earnings neutral).

(l)The fourth quarter and full year earnings increase from Parent & Other other income (deductions)–other was due primarily to the timing of a charitable contribution and intercompany interest.
(m)The fourth quarter earnings increase from higher EWC other income (deductions)–other was due largely to performance of nuclear decommissioning trust fund investments in 2020 as compared to 2019. The full year earnings decrease was due largely to performance of nuclear decommissioning trust fund investments in 2020 as compared to 2019, as well as the repayment of an intercompany loan, partially offset by a $16 million pension settlement charge in third quarter 2019 related to the exit of the EWC business.
(n)The fourth quarter and full year earnings increases from Utility income taxes-other reflected two fourth quarter 2020 items and one fourth quarter 2019 item. In fourth quarter 2020, a settlement of the 2014 / 2015 IRS audit resulted in a $396 million tax benefit (classified as an adjustment), as well as a $31 million tax benefit related to Act 55 financing of Hurricanes Katrina and Rita costs (partly offset by customer sharing, recorded as a regulatory charge discussed in footnote e). In fourth quarter 2019, a $41 million income tax item was generated through the reversal of a valuation allowance generated as part of the 2018 internal restructuring (classified as an adjustment). The full year earnings increase also reflected two first quarter 2020 items. First, a $55 million tax benefit was recorded as a result of an IRS settlement related to Act 55 financing of Hurricane Isaac costs (partly offset by customer sharing, recorded as a regulatory charge discussed in footnote e); and second, an annual tax accrual related to stock-based compensation resulted in an income tax benefit of $22 million, $20 million greater than first quarter 2019. Additional annual true-ups totaling $19 million also contributed to the variance.
(o)The fourth quarter and full year earnings decreases from Parent & Other income taxes-other reflected one fourth quarter 2020 item and one fourth quarter 2019 item. In fourth quarter 2020, a settlement of the 2014 / 2015 IRS audit resulted in $61 million of tax expense (classified as an adjustment). In fourth quarter 2019, a valuation allowance recorded on the expected interest limitation carryover resulted in $11 million of tax expense related to tax year 2018 (classified as an adjustment) and approximately $11 million of tax expense related to tax year 2019. The full year variance also reflected $23 million of income tax expense recorded in first quarter 2020 as a result of the IRS settlement related to the Hurricane Isaac Act 55 financing (discussed in footnote n).
(p)The fourth quarter and full year earnings decreases from EWC income taxes-other reflected one fourth quarter 2020 item and three fourth quarter 2019 items. In fourth quarter 2020, a settlement of the 2014 / 2015 IRS audit resulted in $104 million of tax expense. In fourth quarter 2019, first, a restructuring within the EWC business resulted in a reduction in income tax expense of $156 million. Second, a donation to the State University of New York triggered the recognition of an associated tax deduction, resulting in a decrease to tax expense of $19 million. Third, an EWC subsidiary recognized a reduction in tax expense of $18 million. The full year earnings decrease was partly offset by a first quarter 2019 accrual of $29 million of tax expense, which resulted from the sale of Vermont Yankee in January 2019.
(q)The full year earnings increase from lower Utility nuclear refueling outage expense was due to decreased amortization of ANO Unit 2 refueling outage costs.
(r)The full year earnings increase from lower EWC asset write-offs and impairments were due primarily to a $191 million loss (pre-tax) on the sale of Pilgrim in third quarter 2019 and higher impairment charges in first quarter 2019, largely refueling outage costs at Indian Point 3.
(s)The full year earnings increase from lower EWC decommissioning expense was due to the sale of Pilgrim in 2019.
(t)The full year earnings decrease from higher Utility taxes other than income taxes was due primarily to an increase in ad valorem taxes at E-LA and E-AR.
(u)The full year earnings decrease from higher Utility interest expense was due primarily to higher debt balances at E-TX, E-LA, E-AR, and E-MS.
(v)The earnings per share impacts from share effect were due to settlement of the equity forward (8.4 million shares settled in May 2019).

C: Utility Financial and Operating Measures
Appendix C-1 and Appendix C-2 provide comparative summaries of Utility operating and financial measures.

Appendix C-1: Utility Operating and Financial Measures
Fourth Quarter and Full Year 2020 vs. 2019
	Fourth Quarter				Full Year
	2020	2019	% Change	% Weather Adjusted (w)	2020	2019	% Change	% Weather Adjusted (w)
GWh billed
Residential	7,654	8,344	(8.3)	3.4	35,173	36,094	(2.6)	2.7
Commercial	6,359	6,991	(9.0)	(4.6)	26,466	28,755	(8.0)	(6.5)
Governmental	590	647	(8.8)	(7.9)	2,414	2,579	(6.4)	(6.3)
Industrial	11,461	11,974	(4.3)	(4.3)	47,117	48,483	(2.8)	(2.8)
Total retail sales	26,064	27,956	(6.8)	(2.3)	111,170	115,911	(4.1)	(2.1)
Wholesale	2,549	3,201	(20.4)		13,658	13,210	3.4
Total sales	28,613	31,157	(8.2)		124,828	129,121	(3.3)

Number of electric retail customers
Residential	2,527,402	2,500,736	1.1
Commercial	361,054	359,395	0.5
Governmental	17,803	17,768	0.2
Industrial	47,305	45,320	4.4
Total retail customers	2,953,564	2,923,219	1.0

Other O&M and refueling outage expense per MWh	$25.34	$22.70	11.6		$20.96	$21.06	(0.5)

Calculations may differ due to rounding
a.The effects of weather were estimated using heating degree days and cooling degree days for the billing cycles from certain locations within each jurisdiction and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

On a weather-adjusted basis for fourth quarter 2020, billed retail sales decreased (2.3) percent, including the impacts from COVID-19 and hurricanes. Residential billed sales increased 3.4 percent and commercial billed sales decreased (4.6) percent. Industrial billed sales volume decreased (4.3) percent reflecting lower sales to existing small and large customers, partially offset by growth from new/expansion customers.

On a weather-adjusted basis for full year 2020, retail billed sales decreased (2.1) percent, including the impacts from COVID-19 and hurricanes. Residential billed sales increased 2.7 percent and commercial billed sales decreased (6.5). Industrial billed sales volume decreased (2.8) percent reflecting lower sales to existing large and small customers, partially offset by growth from new/expansion customers.

D: EWC Financial and Operating Measures
Appendix D-1 provides a comparative summary of EWC adjusted EBITDA (non-GAAP).

Appendix D-1: EWC Adjusted EBITDA - Reconciliation of GAAP to Non-GAAP Measures
Fourth Quarter and Full Year 2020 vs. 2019
($ in millions)	Fourth Quarter			Full Year
	2020	2019	Change	2020	2019	Change
Net income (loss)	(68)	218	(286)	(63)	149	(212)
Add back: interest expense	5	5	-	22	29	(7)
Add back: income taxes	99	(187)	286	105	(161)	266
Add back: depreciation and amortization	21	34	(13)	102	148	(46)
Subtract: interest and investment income	104	99	5	234	415	(180)
Add back: decommissioning expense	53	49	3	205	237	(32)
Adjusted EBITDA (non-GAAP)	5	20	(15)	137	(13)	150

Calculations may differ due to rounding

Appendix D-2 provides a comparative summary of EWC operating and financial measures.

Appendix D-2: EWC Operating and Financial Measures
Fourth Quarter and Full Year 2020 vs. 2019
	Fourth Quarter			Full Year
	2020	2019	% Change	2020	2019	% Change
Owned capacity (MW) (w)	2,246	3,274	(31.4)	2,246	3,274	(31.4)
GWh billed	4,442	6,780	(34.5)	20,581	28,088	(26.7)

EWC Nuclear Fleet
Capacity factor	89%	99%	(10.1)	93%	93%	-
GWh billed	4,081	6,326	(35.5)	18,863	25,928	(27.2)
Production cost per MWh	$19.87	$17.71	12.2	$18.58	$18.29	1.6
Average energy/capacity revenue per MWh	$49.71	$35.73	39.1	$44.34	$43.88	1.0
Refueling outage days
Indian Point 3	-	-		-	29
Palisades	20	-		52	-

Calculations may differ due to rounding
a.2020 excludes IP2 (1,028MW), shut down April 30, 2020.

See the appendix in the webcast slide presentation for EWC hedging and price disclosures.

E: Consolidated Financial Measures
Appendix E provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix E: GAAP and Non-GAAP Financial Measures
Fourth Quarter 2020 vs. 2019 (See Appendix G for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending December 31	2020	2019	Change
GAAP Measures
As-reported ROIC	6.1%	6.3%	(0.2)%
As-reported ROE	13.1%	13.0%	0.1%

Non-GAAP Financial Measures
Adjusted ROIC	5.3%	5.6%	(0.3)%
Adjusted ROE	10.8%	11.2%	(0.4)%

As of December 31 ($ in millions, except where noted)	2020	2019	Change
GAAP Measures
Cash and cash equivalents	1,759	426	1,333
Available revolver capacity	4,110	3,810	300
Commercial paper	1,627	1,947	(319)
Total debt	24,062	19,885	4,177
Securitization debt	175	298	(123)
Debt to capital	68.3%	65.5%	2.8%
Off-balance sheet liabilities:
Debt of joint ventures – Entergy’s share	17	54	(37)
Total off-balance sheet liabilities	17	54	(37)

Storm escrows	116	412	(295)

Non-GAAP Financial Measures ($ in millions, except where noted)
Debt to capital, excluding securitization debt	68.1%	65.1%	3.0%
Net debt to net capital, excluding securitization debt	66.4%	64.6%	1.8%
Gross liquidity	5,869	4,236	1,633
Net liquidity	4,241	2,289	1,952
Net liquidity, including storm escrows	4,357	2,701	1,657
Parent debt to total debt, excluding securitization debt	21.6%	21.6%	-
FFO to debt, excluding securitization debt	10.3%	14.6%	(4.2)%
FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	10.9%	16.8%	(6.0)%

Calculations may differ due to rounding

F: Definitions and Abbreviations and Acronyms
Appendix F-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix F-1: Definitions
Utility Financial and Operating Measures
GWh billed	Total number of GWh billed to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of billed sales

EWC Financial and Operating Measures
Adjusted EBITDA (non-GAAP)	Earnings before interest, income taxes, and depreciation and amortization, and excluding decommissioning expense
Average revenue per MWh on contracted volumes	Revenue on a per unit basis at which generation output reflected in contracts is expected to be sold to third parties (including offsetting positions) at the minimum contract prices and at forward market prices at a point in time, given existing contract or option exercise prices based on expected dispatch or capacity, excluding the revenue associated with the amortization of the below-market PPA for Palisades (revenue will fluctuate due to factors including positive or negative basis differentials and other risk management costs)
Average revenue under contract per kW-month (applies to capacity contracts only)	Revenue on a per unit basis at which capacity is expected to be sold to third parties, given existing contract prices and/or auction awards
Bundled capacity and energy contracts	A contract for the sale of installed capacity and related energy, priced per MWh sold
Capacity contracts	A contract for the sale of the installed capacity product in regional markets
Capacity factor	Normalized percentage of the period that the nuclear plants generate power
Expected sold and market total revenue per MWh	Total energy and capacity revenue on a per unit basis at which total planned generation output and capacity is expected to be sold given contract terms and market prices at a point in time, including positive or negative basis differentials and other risk management costs, divided by total planned MWh of generation, excluding the revenue associated with the amortization of the Palisades below-market PPA
GWh billed	Total number of GWh billed to customers and financially-settled instruments
Owned capacity (MW)	Installed capacity owned by EWC
Percent of capacity sold forward	Percent of planned qualified capacity sold to mitigate price uncertainty under physical or financial transactions
Percent of planned generation under contract (unit contingent)	Percent of planned generation output sold under contracts
Planned net MW in operation (average)	Average installed capacity to generate power and/or sell capacity, reflecting the shutdown of Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)
Planned TWh of generation	Amount of output expected to be generated by EWC resources considering plant operating characteristics and outage schedules, reflecting the shutdown of Indian Point 3 (April 30, 2021) and Palisades (May 31, 2022)
Production cost per MWh	Fuel and other O&M expenses according to accounting standards that directly relate to the production of electricity per MWh (based on net generation)
Refueling outage days	Number of days lost for a scheduled refueling and maintenance outage during the period

Appendix F-1: Definitions (continued)
EWC Financial and Operating Measures (continued)
Unit contingent
Transaction under which power is supplied from a specific generation asset; if the asset is in operational outage, seller is generally not liable to buyer for any damages, unless the contract specifies certain conditions such as an availability guarantee

Financial Measures – GAAP
As-reported ROE	12-months rolling net income attributable to Entergy Corporation divided by avg. common equity
As-reported ROIC	12-months rolling net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Debt of joint ventures – Entergy’s share	Entergy’s share of debt issued by business joint ventures at EWC
Debt to capital	Total debt divided by total capitalization
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total debt	Sum of short-term and long-term debt, notes payable and commercial paper, and finance leases on the balance sheet
Financial Measures – Non-GAAP
Adjusted EPS	As-reported EPS excluding adjustments
Adjusted ROE	12-months rolling adjusted net income attributable to Entergy Corporation divided by average common equity
Adjusted ROIC	12-months rolling adjusted net income attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense divided by average invested capital
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as the results of the EWC segment, significant tax items, and other items such as certain costs, expenses, or other specified items
Debt to capital, excluding securitization debt	Total debt divided by total capitalization, excluding securitization debt
FFO	OCF less AFUDC-borrowed funds, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, and other working capital accounts), and securitization regulatory charges
FFO to debt, excluding securitization debt	12-months rolling FFO as a percentage of end of period total debt excluding securitization debt
FFO to debt, excl. securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC	12-months rolling FFO excluding return of unprotected excess ADIT and severance and retention payments associated with exit of EWC as a percentage of end of period total debt excluding securitization debt
Gross liquidity	Sum of cash and available revolver capacity
Net debt to net capital, excl. securitization debt	Total debt less cash and cash equivalents divided by total capitalization less cash and cash equivalents, excluding securitization debt
Net liquidity	Sum of cash and available revolver capacity less commercial paper borrowing
Net liquidity, including storm escrows	Sum of cash, available revolver capacity, and escrow accounts available for certain storm expenses, less commercial paper borrowing
Parent debt to total debt, excl. securitization debt	Entergy Corp. debt, incl. amounts drawn on credit revolver and commercial paper facilities, as a percent of consolidated total debt, excl. securitization debt

Appendix F-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix F-2: Abbreviations and Acronyms
ADIT
AFUDC
AFUDC –
borrowed funds
ALJ
AMI
ANO
APSC
ARO
bps
CCGT
CCN
CCNO
Choctaw
COD
CT
CWIP
DCRF
DOE
E-AR
E-LA
E-MS
E-NO
E-TX
EBITDA
ENP
EPS
ETR
EWC
FERC
FFO
FIN 48
FRP
GAAP
GCRR
Grand Gulf or GGNS
IIRR-G
Indian Point 1
Indian Point 2 or IP2
Indian Point 3 or IP3
IPEC or Indian Point
IRP
IRS	Accumulated deferred income taxes
Allowance for funds used during construction
Allowance for borrowed funds used during construction
Administrative law judge
Advanced metering infrastructure
Units 1 and 2 of Arkansas Nuclear One owned by E-AR (nuclear)
Arkansas Public Service Commission
Asset retirement obligation
Basis points
Combined cycle gas turbine
Certificate of convenience and necessity
Council of the City of New Orleans
Choctaw County Generating Station (CCGT)
Commercial operation date
Simple cycle combustion turbine
Construction work in progress
Distribution cost recovery factor
U.S. Department of Energy
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings before interest, income taxes, and depreciation and amortization
Entergy Nuclear Palisades, LLC
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Federal Energy Regulatory Commission
Funds from operations
FASB Interpretation No.48, “Accounting for Uncertainty in Income Taxes”
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Infrastructure investment recovery rider - gas
Indian Point Energy Center Unit 1 (nuclear) (shut down in 1974)
Indian Point Energy Center Unit 2 (nuclear) (shut down April 30, 2020)
Indian Point Energy Center Unit 3 (nuclear)
Indian Point Energy Center (nuclear)
Integrated resource plan
Internal Revenue Service
ISES 2

ISO
LCPS
LPSC
LTM
MCPS
MISO
Moody’s
MPSC
MTEP
Nelson 6
NDT
NOPA
NOPS
NOSS
NRC
NY PSC
NYISO
NYSE
OCF
OCPS
OpCo
OPEB
Other O&M
P&O
Palisades
Pilgrim

PMR
PPA
PSC
PUCT
RICE
RFP
ROE
ROIC
RS Cogen
RSP
S&P
SEC
SERI
TCRF
UPSA
Vermont Yankee
WACC
WPEC
Unit 2 of Independence Steam Electric Station (coal)
Independent system operator
Lake Charles Power Station (CCGT)
Louisiana Public Service Commission
Last twelve months
Montgomery County Power Station (CCGT)
Midcontinent Independent System Operator, Inc.
Moody’s Investor Service
Mississippi Public Service Commission
MISO Transmission Expansion Plan
Unit 6 of Roy S. Nelson plant (coal)
Nuclear decommissioning trust
IRS Notice of Proposed Adjustment
New Orleans Power Station
New Orleans Solar Station
U.S. Nuclear Regulatory Commission
New York Public Service Commission
New York Independent System Operator, Inc.
New York Stock Exchange
Net cash flow provided by operating activities
Orange County Power Station
Utility operating company
Other post-employment benefits
Other non-fuel operation and maintenance expense
Parent & Other
Palisades Power Plant (nuclear)
Pilgrim Nuclear Power Station (nuclear, sold August 26, 2019)
Performance Management Rider
Power purchase agreement or purchased power agreement
Public service commission
Public Utility Commission of Texas
Reciprocating internal combustion engine
Request for proposals
Return on equity
Return on invested capital
RS Cogen facility (CCGT cogeneration)
Rate Stabilization Plan (E-LA Gas)
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Transmission cost recovery factor
Unit Power Sales Agreement
Vermont Yankee Nuclear Power Station (nuclear, sold January 11, 2019)
Weighted-average cost of capital
Washington Parish Energy Center

G: Other GAAP to Non-GAAP Reconciliations
Appendix G-1, Appendix G-2, and Appendix G-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix G-1: Reconciliation of GAAP to Non-GAAP Financial Measures - ROIC, ROE
(LTM $ in millions except where noted)		Fourth Quarter
		2020	2019
As-reported net income (loss) attributable to Entergy Corporation	(A)	1,388	1,241
Preferred dividends		18	17
Tax-effected interest expense		586	554
As-reported net income (loss) attributable to Entergy Corporation adjusted for preferred dividends and tax-effected interest expense	(B)	1,992	1,812

Adjustments	(C)	250	177
EWC preferred dividends and tax-effected interest expense included in adjustments		20	25

Total adjustments, excluding EWC preferred dividends and tax-effected interest expense (non-GAAP)	(D)	270	202

Adjusted earnings (non-GAAP)	(A-C)	1,138	1,064
Adjusted earnings, excluding preferred dividends and tax- effected interest expense (non-GAAP)	(B-D)	1,722	1,610

Average invested capital (average of beginning and ending balances)	(E)	32,803	28,780

Average common equity (average of beginning and ending balances)	(F)	10,575	9,534

As-reported ROIC	(B/E)	6.1%	6.3%
Adjusted ROIC (non-GAAP)	[(B-D)/E]	5.3%	5.6%
As-reported ROE	(A/F)	13.1%	13.0%
Adjusted ROE (non-GAAP)	[(A-C)/F]	10.8%	11.2%

Calculations may differ due to rounding

Appendix G-2: Reconciliation of GAAP to Non-GAAP Financial Measures – Debt ratios excluding securitization debt; gross liquidity; net liquidity; net liquidity, including storm escrows
($ in millions except where noted)		Fourth Quarter
		2020	2019
Total debt	(A)	24,062	19,885
Less securitization debt	(B)	175	298
Total debt, excluding securitization debt	(C)	23,887	19,587
Less cash and cash equivalents	(D)	1,759	426
Net debt, excluding securitization debt	(E)	22,128	19,161

Commercial paper	(F)	1,627	1,947

Total capitalization	(G)	35,243	30,363
Less securitization debt	(B)	175	298
Total capitalization, excluding securitization debt	(H)	35,068	30,065
Less cash and cash equivalents	(D)	1,759	426
Net capital, excluding securitization debt	(I)	33,309	29,639

Debt to capital	(A/G)	68.3%	65.5%
Debt to capital, excluding securitization debt (non-GAAP)	(C/H)	68.1%	65.1%
Net debt to net capital, excluding securitization debt (non-GAAP)	(E/I)	66.4%	64.6%

Available revolver capacity	(J)	4,110	3,810

Storm escrows	(K)	116	412

Gross liquidity (non-GAAP)	(D+J)	5,869	4,236
Net liquidity (non-GAAP)	(D+J-F)	4,241	2,289
Net liquidity, including storm escrows (non-GAAP)	(D+J-F+K)	4,357	2,701

Entergy Corporation notes:
Due September 2020		-	450
Due July 2022		650	650
Due September 2025		800	-
Due September 2026		750	750
Due June 2030		600	-
Due June 2050		600	-
Total Entergy Corporation notes	(L)	3,400	1,850
Revolver draw	(M)	165	440
Unamortized debt issuance costs and discounts	(N)	(38)	(8)
Total parent debt	(F+L+M+N)	5,154	4,229

Parent debt to total debt, excluding securitization debt (non-GAAP)	[(F+L+M+N)/C]	21.6%	21.6%

Calculations may differ due to rounding

Appendix G-3: Reconciliation of GAAP to Non-GAAP Financial Measures – FFO to debt, excluding securitization debt; FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC
($ in millions except where noted)		Fourth Quarter
		2020	2019
Total debt	(A)	24,062	19,885
Less securitization debt	(B)	175	298
Total debt, excluding securitization debt	(C)	23,887	19,587

Net cash flow provided by operating activities, LTM	(D)	2,690	2,817

AFUDC – borrowed funds, LTM	(E)	(52)	(65)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(139)	(101)
Fuel inventory		(27)	(28)
Accounts payable		137	(72)
Taxes accrued		208	(21)
Interest accrued		8	1
Other working capital accounts		(143)	(3)
Securitization regulatory charges, LTM		124	122
Total	(F)	168	(102)

FFO, LTM (non-GAAP)	(G)=(D+E-F)	2,470	2,854

FFO to debt, excluding securitization debt (non-GAAP)	(G/C)	10.3%	14.6%

Estimated return of unprotected excess ADIT, LTM	(H)	70	301
Severance and retention payments associated with exit of EWC, LTM pre-tax	(I)	55	141

FFO to debt, excluding securitization debt, return of unprotected excess ADIT, and severance and retention payments associated with exit of EWC (non-GAAP)	[(G+H+I)/(C)]	10.9%	16.8%

Calculations may differ due to rounding

Financial Statements

Entergy Corporation
Consolidating Balance Sheet
December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	85,219	42,388	1,244	128,851
Temporary cash investments	1,440,796	13,648	175,804	1,630,248
Total cash and cash equivalents	1,526,015	56,036	177,048	1,759,099
Notes receivable	—	(75,000)	75,000	—
Accounts receivable:
Customer	781,272	—	52,206	833,478
Allowance for doubtful accounts	(117,794)	—	—	(117,794)
Associated companies	16,999	(19,008)	2,009	—
Other	109,725	—	25,483	135,208
Accrued unbilled revenues	434,835	—	—	434,835
Total accounts receivable	1,225,037	(19,008)	79,698	1,285,727
Deferred fuel costs	4,380	—	—	4,380
Fuel inventory - at average cost	167,117	—	5,817	172,934
Materials and supplies - at average cost	930,895	(2)	31,292	962,185
Deferred nuclear refueling outage costs	115,559	—	63,591	179,150
Prepayments and other	162,405	(16,306)	50,325	196,424
TOTAL	4,131,408	(54,280)	482,771	4,559,899

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	1,465,626	(1,465,712)	21,993	21,907
Decommissioning trust funds	4,283,831	—	2,969,384	7,253,215
Non-utility property - at cost (less accumulated depreciation)	329,700	(11)	13,639	343,328
Other	180,971	3,002	8,342	192,315
TOTAL	6,260,128	(1,462,721)	3,013,358	7,810,765

PROPERTY, PLANT, AND EQUIPMENT

Electric	58,711,665	10,705	974,073	59,696,443
Natural gas	610,768	—	—	610,768
Construction work in progress	2,006,905	261	4,864	2,012,030
Nuclear fuel	548,178	—	53,103	601,281
TOTAL PROPERTY, PLANT, AND EQUIPMENT	61,877,516	10,966	1,032,040	62,920,522
Less - accumulated depreciation and amortization	23,204,219	4,006	859,520	24,067,745
PROPERTY, PLANT, AND EQUIPMENT - NET	38,673,297	6,960	172,520	38,852,777

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	6,076,549	—	—	6,076,549
Deferred fuel costs	240,422	—	—	240,422
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	72,599	373	3,317	76,289
Other	111,651	8,349	125,339	245,339
TOTAL	6,875,320	8,722	131,729	7,015,771

TOTAL ASSETS	$55,940,153	$(1,501,319)	$3,800,378	$58,239,212

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$1,025,015	$—	$139,000	$1,164,015
Notes payable and commercial paper:
Other	—	1,627,489	—	1,627,489
Account payable:
Associated companies	32,247	(42,703)	10,456	—
Other	2,541,702	706	197,029	2,739,437
Customer deposits	401,512	—	—	401,512
Taxes accrued	420,510	(9,028)	29,529	441,011
Interest accrued	177,557	23,708	526	201,791
Deferred fuel costs	153,113	—	—	153,113
Pension and other postretirement liabilities	48,757	—	13,058	61,815
Current portion of unprotected excess accumulated
deferred income taxes	63,683	—	—	63,683
Other	182,095	1,892	22,653	206,640
TOTAL	5,046,191	1,602,064	412,251	7,060,506

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,188,989	(179,493)	(647,724)	4,361,772
Accumulated deferred investment tax credits	212,494	—	—	212,494
Regulatory liability for income taxes - net	1,521,757	—	—	1,521,757
Other regulatory liabilities	2,323,851	—	—	2,323,851
Decommissioning and retirement cost liabilities	3,877,971	—	2,591,481	6,469,452
Accumulated provisions	242,511	—	324	242,835
Pension and other postretirement liabilities	2,224,025	—	628,988	2,853,013
Long-term debt	17,679,206	3,526,555	—	21,205,761
Other	1,200,370	(448,834)	55,683	807,219
TOTAL	34,471,174	2,898,228	2,628,752	39,998,154

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Common stock, $.01 par value, authorized 500,000,000
shares; issued 270,035,180 shares in 2020	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,722,954	651,574	1,175,395	6,549,923
Retained earnings	9,705,837	473,422	(282,077)	9,897,182
Accumulated other comprehensive loss	(89,912)	—	(359,295)	(449,207)
Less - treasury stock, at cost (69,790,346 shares in 2020)	120,000	4,954,456	—	5,074,456
TOTAL COMMON SHAREHOLDERS' EQUITY	16,192,627	(6,001,611)	735,126	10,926,142
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	16,227,627	(6,001,611)	735,126	10,961,142

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$55,940,153	$(1,501,319)	$3,800,378	$58,239,212

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
ASSETS

CURRENT ASSETS
Cash and cash equivalents:
Cash	$28,010	$4,858	$1,374	$34,242
Temporary cash investments	173,613	10,192	207,675	391,480
Total cash and cash equivalents	201,623	15,050	209,049	425,722
Notes receivable	—	(514,116)	514,116	—
Accounts receivable:
Customer	512,228	—	83,281	595,509
Allowance for doubtful accounts	(7,404)	—	—	(7,404)
Associated companies	20,481	(25,572)	5,091	—
Other	210,452	817	8,601	219,870
Accrued unbilled revenues	400,617	—	—	400,617
Total accounts receivable	1,136,374	(24,755)	96,973	1,208,592
Fuel inventory - at average cost	140,010	—	5,466	145,476
Materials and supplies - at average cost	792,192	—	32,797	824,989
Deferred nuclear refueling outage costs	120,110	—	37,458	157,568
Prepayments and other	171,874	(16,346)	128,117	283,645
TOTAL	2,562,183	(540,167)	1,023,976	3,045,992

OTHER PROPERTY AND INVESTMENTS
Investment in affiliates - at equity	1,468,991	(1,469,077)	86	—
Decommissioning trust funds	3,719,193	—	2,684,837	6,404,030
Non-utility property - at cost (less accumulated depreciation)	319,504	(5)	13,365	332,864
Other	492,245	—	4,207	496,452
TOTAL	5,999,933	(1,469,082)	2,702,495	7,233,346

PROPERTY, PLANT, AND EQUIPMENT
Electric	53,298,795	10,633	962,039	54,271,467
Natural gas	547,110	—	—	547,110
Construction work in progress	2,813,416	245	9,630	2,823,291
Nuclear fuel	612,900	—	64,281	677,181
TOTAL PROPERTY, PLANT, AND EQUIPMENT	57,272,221	10,878	1,035,950	58,319,049
Less - accumulated depreciation and amortization	22,364,188	2,044	770,124	23,136,356
PROPERTY, PLANT, AND EQUIPMENT - NET	34,908,033	8,834	265,826	35,182,693

DEFERRED DEBITS AND OTHER ASSETS
Regulatory assets:
Other regulatory assets	5,292,055	—	—	5,292,055
Deferred fuel costs	239,892	—	—	239,892
Goodwill	374,099	—	3,073	377,172
Accumulated deferred income taxes	59,425	1,022	4,014	64,461
Other	122,044	10,680	155,577	288,301
TOTAL	6,087,515	11,702	162,664	6,261,881

TOTAL ASSETS	$49,557,664	($1,988,713)	$4,154,961	$51,723,912

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated
LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
Currently maturing long-term debt	$345,012	$450,000	$ -	$795,012
Notes payable and commercial paper:
Other	—	1,946,727	—	1,946,727
Account payable:
Associated companies	34,378	(48,342)	13,964	—
Other	1,303,705	60	196,096	1,499,861
Customer deposits	409,171	—	—	409,171
Taxes accrued	261,125	(957)	(26,713)	233,455
Interest accrued	167,332	26,649	148	194,129
Deferred fuel costs	197,687	—	—	197,687
Pension and other postretirement liabilities	49,348	—	16,836	66,184
Current portion of unprotected excess accumulated
deferred income taxes	76,457			76,457
Other	180,327	1,837	19,616	201,780
TOTAL	3,024,542	2,375,974	219,947	5,620,463

NON-CURRENT LIABILITIES
Accumulated deferred income taxes and taxes accrued	5,899,201	(374,582)	(1,123,429)	4,401,190
Accumulated deferred investment tax credits	207,113	—	—	207,113
Regulatory liability for income taxes - net	1,633,159	—	—	1,633,159
Other regulatory liabilities	1,961,005	—	—	1,961,005
Decommissioning and retirement cost liabilities	3,692,574	—	2,466,638	6,159,212
Accumulated provisions	533,706	—	322	534,028
Pension and other postretirement liabilities	2,141,381	—	656,884	2,798,265
Long-term debt	15,107,596	1,832,047	139,000	17,078,643
Other	1,243,775	(446,069)	55,043	852,749
TOTAL	32,419,510	1,011,396	2,194,458	35,625,364

Subsidiaries' preferred stock without sinking fund	195,161	—	24,249	219,410

EQUITY
Common stock, $.01 par value, authorized 500,000,000
shares; issued 270,035,180 shares in 2019	1,973,748	(2,172,151)	201,103	2,700
Paid-in capital	4,117,727	882,286	1,564,423	6,564,436
Retained earnings	8,014,497	947,932	295,180	9,257,609
Accumulated other comprehensive income (loss)	(102,521)	—	(344,399)	(446,920)
Less - treasury stock, at cost (70,886,400 shares in 2019)	120,000	5,034,150	—	5,154,150
TOTAL COMMON SHAREHOLDERS' EQUITY	13,883,451	(5,376,083)	1,716,307	10,223,675
Subsidiaries' preferred stock without sinking fund	35,000	—	—	35,000
TOTAL	13,918,451	(5,376,083)	1,716,307	10,258,675

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$49,557,664	($1,988,713)	$4,154,961	$51,723,912

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,138,658	($15)	$—	$2,138,643
Natural gas	35,180	—	—	35,180
Competitive businesses	—	38	196,240	196,278
Total	2,173,838	23	196,240	2,370,101

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	388,424	—	15,871	404,295
Purchased power	192,393	—	18,376	210,769
Nuclear refueling outage expenses	34,010	—	10,651	44,661
Other operation and maintenance	690,932	7,305	114,708	812,945
Asset write-offs, impairments, and related charges	—	—	10,291	10,291
Decommissioning	45,078	—	52,532	97,610
Taxes other than income taxes	143,101	415	8,960	152,476
Depreciation and amortization	386,153	657	21,219	408,029
Other regulatory credits	76,914	—	—	76,914
Total	1,957,005	8,377	252,608	2,217,990

OPERATING INCOME	216,833	(8,354)	(56,368)	152,111

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	30,192	—	—	30,192
Interest and investment income	125,288	(32,279)	103,982	196,991
Miscellaneous - net	(67,414)	(1,829)	(12,245)	(81,488)
Total	88,066	(34,108)	91,737	145,695

INTEREST EXPENSE
Interest expense	177,223	25,592	4,966	207,781
Allowance for borrowed funds used during construction	(13,651)	—	—	(13,651)
Total	163,572	25,592	4,966	194,130

INCOME BEFORE INCOME TAXES	141,327	(68,054)	30,403	103,676

Income taxes	(446,694)	59,134	98,689	(288,871)

CONSOLIDATED NET INCOME	588,021	(127,188)	(68,286)	392,547

Preferred dividend requirements of subsidiaries	4,033	—	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$583,988	($127,188)	($68,833)	$387,967

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$2.92	($0.64)	($0.34)	$1.94
DILUTED	$2.90	($0.63)	($0.34)	$1.93

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,237,064
DILUTED				201,443,736
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$2,150,307	($11)	$—	$2,150,296
Natural gas	41,037	-	-	41,037
Competitive businesses	-	11	270,962	270,973
Total	2,191,344	-	270,962	2,462,306

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	465,236	(10)	21,820	487,046
Purchased power	181,177	10	9,966	191,153
Nuclear refueling outage expenses	39,254	-	12,226	51,480
Other operation and maintenance	668,148	8,670	164,946	841,764
Asset write-offs, impairments and related charges	-	-	1,544	1,544
Decommissioning	42,844	-	49,400	92,244
Taxes other than income taxes	141,443	(39)	14,627	156,031
Depreciation and amortization	344,837	766	34,423	380,026
Other regulatory charges	12,478	-	-	12,478
Total	1,895,417	9,397	308,952	2,213,766

OPERATING INCOME	295,927	(9,397)	(37,990)	248,540

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	36,428	-	-	36,428
Interest and investment income	80,803	(38,617)	99,063	141,249
Miscellaneous - net	(48,348)	(18,557)	(25,020)	(91,925)
Total	68,883	(57,174)	74,043	85,752

INTEREST EXPENSE
Interest expense	167,603	30,826	5,436	203,865
Allowance for borrowed funds used during construction	(15,923)	-	-	(15,923)
Total	151,680	30,826	5,436	187,942

INCOME BEFORE INCOME TAXES	213,130	(97,397)	30,617	146,350

Income taxes	(61,650)	5,452	(187,057)	(243,255)

CONSOLIDATED NET INCOME	274,780	(102,849)	217,674	389,605

Preferred dividend requirements of subsidiaries	4,033	-	547	4,580

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$270,747	$(102,849)	$217,127	$385,025

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.36	($0.52)	$1.09	$1.93
DILUTED	$1.35	($0.51)	$1.08	$1.92

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				199,110,740
DILUTED				200,909,656
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2020
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,046,706	$(63)	$-	$9,046,643
Natural gas	124,008	-	-	124,008
Competitive businesses	-	116	942,869	942,985
Total	9,170,714	53	942,869	10,113,636

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,497,084	(25)	67,312	1,564,371
Purchased power	836,689	25	67,554	904,268
Nuclear refueling outage expenses	138,779	-	45,378	184,157
Other operation and maintenance	2,478,020	24,905	499,701	3,002,626
Asset write-offs, impairments and related charges	-	-	26,623	26,623
Decommissioning	176,940	-	204,921	381,861
Taxes other than income taxes	598,554	972	53,314	652,840
Depreciation and amortization	1,508,198	2,835	102,053	1,613,086
Other regulatory credits	14,609	-	-	14,609
Total	7,248,873	28,712	1,066,856	8,344,441

OPERATING INCOME	1,921,841	(28,659)	(123,987)	1,769,195

OTHER INCOME
Allowance for equity funds used during construction	119,430	-	-	119,430
Interest and investment income	299,004	(140,380)	234,194	392,818
Miscellaneous - net	(157,381)	(7,651)	(45,601)	(210,633)
Total	261,053	(148,031)	188,593	301,615

INTEREST EXPENSE
Interest expense	701,169	114,380	22,432	837,981
Allowance for borrowed funds used during construction	(52,318)	-	-	(52,318)
Total	648,851	114,380	22,432	785,663

INCOME BEFORE INCOME TAXES	1,534,043	(291,070)	42,174	1,285,147

Income taxes	(282,311)	55,868	104,937	(121,506)

CONSOLIDATED NET INCOME	1,816,354	(346,938)	(62,763)	1,406,653

Preferred dividend requirements of subsidiaries	16,131	-	2,188	18,319

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,800,223	$(346,938)	$(64,951)	$1,388,334

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$9.00	($1.74)	($0.32)	$6.94
DILUTED	$8.95	($1.73)	($0.32)	$6.90

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC				200,106,945
DILUTED				201,102,220
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Year to Date December 31, 2019
(Dollars in thousands)
(Unaudited)
	Utility		Parent & Other	Entergy Wholesale Commodities	Consolidated

OPERATING REVENUES
Electric	$9,430,031		$(53)	$-	$9,429,978
Natural gas	153,954		-	-	153,954
Competitive businesses	-		22	1,294,719	1,294,741
Total	9,583,985	-	(31)	1,294,719	10,878,673

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,931,478		(52)	98,212	2,029,638
Purchased power	1,134,194		52	58,614	1,192,860
Nuclear refueling outage expenses	156,315		-	48,612	204,927
Other operation and maintenance	2,562,568		32,167	677,646	3,272,381
Asset write-offs, impairments and related charges	-		-	290,027	290,027
Decommissioning	164,267		-	236,535	400,802
Taxes other than income taxes	582,811		633	60,301	643,745
Depreciation and amortization	1,328,900		2,944	148,172	1,480,016
Other regulatory charges	(26,220)		-	-	(26,220)
Total	7,834,313		35,744	1,618,119	9,488,176

OPERATING INCOME	1,749,672		(35,775)	(323,400)	1,390,497

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	144,974		-	-	144,974
Interest and investment income	289,570		(156,294)	414,636	547,912
Miscellaneous - net	(149,544)		(28,784)	(74,211)	(252,539)
Total	285,000		(185,078)	340,425	440,347

INTEREST EXPENSE
Interest expense	654,352		123,580	29,450	807,382
Allowance for borrowed funds used during construction	(64,957)		-	-	(64,957)
Total	589,395		123,580	29,450	742,425

INCOME BEFORE INCOME TAXES	1,445,277		(344,433)	(12,425)	1,088,419

Income taxes	19,634		(28,164)	(161,295)	(169,825)

CONSOLIDATED NET INCOME	1,425,643		(316,269)	148,870	1,258,244

Preferred dividend requirements of subsidiaries	14,830		-	2,188	17,018

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$1,410,813		$(316,269)	$146,682	$1,241,226

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$7.23		($1.62)	$0.75	$6.36
DILUTED	$7.16		($1.60)	$0.74	$6.30

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC					195,195,858
DILUTED					196,999,284
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Year to Date December 31, 2020 vs. 2019
(Dollars in thousands)
(Unaudited)
	2020	2019	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,406,653	$1,258,244	$148,409
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,257,750	2,182,313	75,437
Deferred income taxes, investment tax credits, and non-current taxes accrued	(131,114)	193,950	(325,064)
Asset write-offs, impairments and related charges	26,379	226,678	(200,299)
Changes in working capital:
Receivables	(139,296)	(101,227)	(38,069)
Fuel inventory	(27,458)	(28,173)	715
Accounts payable	137,457	(71,898)	209,355
Taxes accrued	207,556	(20,784)	228,340
Interest accrued	7,662	937	6,725
Deferred fuel costs	(49,484)	172,146	(221,630)
Other working capital accounts	(143,451)	(3,108)	(140,343)
Changes in provisions for estimated losses	(291,193)	19,914	(311,107)
Changes in other regulatory assets	(784,494)	(545,559)	(238,935)
Changes in other regulatory liabilities	238,669	(14,781)	253,450
Changes in pension and other postretirement liabilities	50,379	187,124	(136,745)
Other	(76,149)	(639,149)	563,000
Net cash flow provided by operating activities	2,689,866	2,816,627	(126,761)
INVESTING ACTIVITIES
Construction/capital expenditures	(4,694,076)	(4,197,667)	(496,409)
Allowance for equity funds used during construction	119,430	144,862	(25,432)
Nuclear fuel purchases	(215,664)	(128,366)	(87,298)
Payment for purchase of plant or assets	(247,121)	(305,472)	58,351
Proceeds from sale of assets	-	28,932	(28,932)
Insurance proceeds received for property damages	-	7,040	(7,040)
Changes in securitization account	5,099	3,298	1,801
Payments to storm reserve escrow account	(2,273)	(8,038)	5,765
Receipts from storm reserve escrow account	297,588	-	297,588
Decrease (increase) in other investments	(12,755)	30,319	(43,074)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	72,711	2,369	70,342
Proceeds from nuclear decommissioning trust fund sales	3,107,812	4,121,351	(1,013,539)
Investment in nuclear decommissioning trust funds	(3,203,057)	(4,208,870)	1,005,813
Net cash flow used in investing activities	(4,772,306)	(4,510,242)	(262,064)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	12,619,201	9,304,396	3,314,805
Preferred stock of subsidiary	-	33,188	(33,188)
Treasury stock	42,600	93,862	(51,262)
Common stock	-	607,650	(607,650)
Retirement of long-term debt	(8,152,378)	(7,619,380)	(532,998)
Repurchase of preferred membership units	-	(50,000)	50,000
Changes in credit borrowings and commercial paper - net	(319,238)	4,389	(323,627)
Other	(7,524)	(7,732)	208
Dividends paid:
Common stock	(748,342)	(711,573)	(36,769)
Preferred stock	(18,502)	(16,438)	(2,064)
Net cash flow provided by financing activities	3,415,817	1,638,362	1,777,455
Net increase in cash and cash equivalents	1,333,377	(55,253)	1,388,630
Cash and cash equivalents at beginning of period	425,722	480,975	(55,253)
Cash and cash equivalents at end of period	$1,759,099	$425,722	$1,333,377

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$803,923	$778,209	$25,714

Income taxes	($31,228)	($40,435)	$9,207

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended December 31, 2020 vs. 2019
(Dollars in thousands)
(Unaudited)
	2020	2019	Variance

OPERATING ACTIVITIES
Consolidated net income	$392,547	$389,605	$2,942
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	562,846	547,636	15,210
Deferred income taxes, investment tax credits, and non-current taxes accrued	(451,841)	(179,773)	(272,068)
Asset write-offs, impairments and related charges	10,262	1,503	8,759
Changes in working capital:
Receivables	61,694	129,778	(68,084)
Fuel inventory	(26,850)	(13,774)	(13,076)
Accounts payable	(36,626)	103,348	(139,974)
Taxes accrued	787	(18,364)	19,151
Interest accrued	(3,204)	3,251	(6,455)
Deferred fuel costs	(1,322)	81,827	(83,149)
Other working capital accounts	(28,959)	16,124	(45,083)
Changes in provisions for estimated losses	(253,164)	5,800	(258,964)
Changes in other regulatory assets	(653,961)	(452,698)	(201,263)
Changes in other regulatory liabilities	277,040	4,334	272,706
Changes in pension and other postretirement liabilities	320,523	319,168	1,355
Other	149,928	(239,085)	389,013
Net cash flow provided by operating activities	319,700	698,680	(378,980)
INVESTING ACTIVITIES
Construction/capital expenditures	(1,518,517)	(1,117,941)	(400,576)
Allowance for equity funds used during construction	30,192	35,995	(5,803)
Nuclear fuel purchases	(38,279)	(73,190)	34,911
Payment for purchase of plant	(222,488)	(305,472)	82,984
Proceeds from sale of assets	-	9,131	(9,131)
Changes in securitization account	4,308	7,511	(3,203)
Payments to storm reserve escrow account	(29)	(1,854)	1,825
Receipts from storm reserve escrow account	256,941	-	256,941
Increase in other investments	(2,934)	(51)	(2,883)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	5,459	-	5,459
Proceeds from nuclear decommissioning trust fund sales	1,510,320	602,735	907,585
Investment in nuclear decommissioning trust funds	(1,541,397)	(642,180)	(899,217)
Net cash flow used in investing activities	(1,516,424)	(1,485,316)	(31,108)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	4,448,594	2,170,825	2,277,769
Preferred stock of subsidiary	-	(298)	298
Treasury stock	816	4,559	(3,743)
Retirement of long-term debt	(2,766,151)	(1,759,666)	(1,006,485)
Changes in credit borrowings and commercial paper - net	229,284	28,939	200,345
Other	(1,583)	1,443	(3,026)
Dividends paid:
Common stock	(190,221)	(185,165)	(5,056)
Preferred stock	(4,580)	(4,110)	(470)
Net cash flow provided by financing activities	1,716,159	256,527	1,459,632
Net increase in cash and cash equivalents	519,435	(530,109)	1,049,544
Cash and cash equivalents at beginning of period	1,239,664	955,831	283,833
Cash and cash equivalents at end of period	$1,759,099	$425,722	$1,333,377

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$204,240	$193,587	$10,653
Income taxes	($28,744)	($31,786)	$3,042